EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-3 No. 333-92144) of Millennium Cell Inc.,
(2) Registration Statement (Form S-3 No. 333-101061) of Millennium Cell Inc.,
(3) Registration Statement (Form S-3 No. 333-103104) of Millennium Cell Inc.,
(4) Registration Statement (Form S-3 No. 333-105582) of Millennium Cell Inc.,
(5) Registration Statement (Form S-3 No. 333-108768) of Millennium Cell Inc.,
(6) Registration Statement (Form S-3 No. 333-112519) of Millennium Cell Inc.,
(7) Registration Statement (Form S-3 No. 333-120301) of Millennium Cell Inc.,
(8) Registration Statement (Form S-3 No. 333-126418) of Millennium Cell Inc., and
(9) Registration Statement (Form S-8 No. 333-47086) pertaining to the Amended and
Restated 2000 Stock Option Plan of Millennium Cell Inc;
of our report dated March 12, 2007, with respect to the consolidated financial statements of Millennium Cell Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
New York, New York
March 27, 2007